EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 9, 2021 relating to the financial statements of PARTS iD, Inc., as of and for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

September 14, 2021